Exhibit 99.1

News Release

Babcock & Wilcox Enterprises Announces Board Changes, Reflecting Improved Operational Stability and New Market-Focused Initiatives

- Three new independent directors join Board of Directors
- Chief Executive Officer Kenneth Young and Chief Strategy Officer Henry Bartoli also join Board
- New directors are part of a well-planned transition and strategic shift to accelerate growth in light of improved operational stability
- Five directors have retired, and the new Board is comprised of six members with four serving independently
- Kenneth Young succeeds Matthew Avril as Chairman of the Board and current director Alan Howe named Lead Independent Director
-Company to host conference call today to discuss the Board changes and provide an operational update

(AKRON, Ohio – September 3, 2020) – Babcock & Wilcox Enterprises, Inc. ("B&W" or the "Company") (NYSE: BW) today announced the appointment of three new independent members to its Board of Directors, reflecting a well-planned transition and strategic shift to accelerate growth within B&W in light of improved operational stability. The new independent members are Philip Moeller, Rebecca Stahl and Joseph Tato. CEO Kenneth Young and Chief Strategy Officer Henry Bartoli have also joined the Board, with Young appointed as Chairman of the Board.

In connection with this transition, Matthew Avril (former Chairman), Cynthia Dubin, Brian Kahn, Bryant Riley and Kenneth Siegel have retired from the Board. As a result of the transition, the new Board is comprised of six members, with four serving as independent directors, including current Director Alan Howe becoming Lead Independent Director. In order to provide continuity, the retiring Board members will be available to provide support to the new Board through the end of the year.

“Our announcement today marks a moment of significant transition for B&W, highlighting the Company’s recent refinancing and improved operational stability,” said former Chairman Matthew Avril. “I would like to express my appreciation to the retiring directors for their tireless efforts and guidance to the Company over the last few years, overseeing the resolution of a wide range of complex financial and operational issues. The new Board has industry depth and expertise to help guide B&W through its next phase.”

Kenneth Young, B&W’s Chief Executive Officer and Chairman, stated: “B&W is on an exciting path forward as we work to execute on our growth strategy, including expanding our global sales team, pursuing strategic investments in new technologies, and capitalizing on a robust global pipeline within our new Renewable, Environmental and Thermal segments. The new directors have strong and successful backgrounds across each of these segments and are well experienced in global growth initiatives. We greatly appreciate the efforts of the previous Board and their support during the past several years as we focused on reducing losses on our EPC projects and refinancing our debt, as well as their willingness to be available to support the Board transition. Our recent organizational re-alignment and re-branding efforts reflect our mission to provide solutions to our customers around the world while providing proven, industry-leading technologies. With our financial position now strengthened, reconstituting the Board is a logical next step as we focus on our long-term growth opportunities.”

Bryant Riley, former B&W board member as well as Chairman and Co-Chief Executive Officer of B. Riley Financial Inc., added: “B&W’s recent turnaround success has solidified our confidence in the Company’s operational stability and growth trajectory. We have the utmost confidence in the skillset of the Company’s management and new directors as B&W enters the next phase of its corporate evolution.”

Brian Kahn, departing B&W board member added “Kenny and his team have done a tremendous job moving the Company past the costly legacy fixed-price EPC projects, restructuring B&W as a whole, and extending the Company’s financing out two years. The incoming board members bring skillsets, relationships, and overall experience that are well-suited to accelerate the advancement of B&W in renewable energy, environmental, and thermal technologies, which we believe will collectively drive shareholder value over the next several years.“

New Members of the Board of Directors

Henry E. Bartoli is the Chief Strategy Officer of Babcock & Wilcox. Bartoli is a seasoned executive with more than 35 years of experience in the global power industry, and more recently served as President and Chief Executive Officer of Hitachi Power Systems America, LTD from 2004 to 2014. From 2002 to 2004, Bartoli was Executive Vice President of The Shaw Group, after serving in a number of senior leadership roles at Foster Wheeler Ltd. from 1992 to 2002, including Group Executive and Corporate Senior Vice President, Energy Equipment Group, and Group Executive and Corporate Vice President and Group Executive, Foster Wheeler Power Systems Group. From 1971 to 1992, he served in a number of positions of increasing importance at Burns and Roe Enterprises, Inc. Bartoli also serves as a member of the Board of Directors of Fermilab, United States’ premier particle physics laboratory owned by the U.S. Department of Energy.

Bartoli earned a B.A. in mechanical engineering from Rutgers University, and a M.S. in mechanical engineering from New Jersey Institute of Technology.

Philip Moeller serves as Executive Vice President, Business Operations Group and Regulatory Affairs at the Edison Electric Institute (EEI), which is an association that represents all of the nation’s investor-owned electric companies. Within the role, Moeller oversees issues impacting the future structure of the electric power industry, new rules in evolving competitive markets, and strategic areas of energy supply, environmental and regulatory issues, among others. Prior to joining EEI in 2016, Moeller served as a Commissioner on the Federal Energy Regulatory Commission (FERC) from 2006 – 2015. Earlier in his career, Moeller headed the Washington, D.C., office of Alliant Energy Corporation, served as a Senior Legislative Assistant for Energy Policy to U.S. Senator Slade Gorton (R-WA), and as the Staff Coordinator of the Washington State Senate Energy and Telecommunications Committee in Olympia, Washington.

Moeller received his B.A. in Political Science from Stanford University.

Rebecca Stahl currently serves as the Chief Financial Officer of The Association for Manufacturing Technology (AMT), an organization that represents and promotes U.S.-based manufacturing technology and its members and holds 25 years of experience in finance and accounting. Prior to AMT, Rebecca held the Chief Financial Officer position at Lightbridge Communications Corporation (LCC) from 2008 - 2015, a multinational wireless engineering company, and was awarded the Private Company Chief Financial Officer of the Year Award from Northern Virginia Technology Council in 2015. Earlier in her career, Stahl also held roles at BT Infonet, the Walt Disney Company and Arthur Anderson.

Stahl received her B.S. in Accounting from The Pennsylvania State University and an MBA from the Anderson School of Management at University of California Los Angeles. She is also a certified public accountant.

Joseph Tato is a partner at Covington & Burling, LLP, one of the world’s leading regulatory practices. Tato regularly represents project sponsors, equity investors, financial institutions, and governments in the development and financing of power, oil and gas, LNG, renewables, water, mining, and other infrastructure projects in the U.S., Africa, Latin America, and Europe. Prior to that, Tato held positions as Partner, Chair of Projects and Infrastructure, and Co-Chair of Energy Sector at DLA Piper, LLP and worked at LeBoeuf, Lamb, Greene & MacRae, LLP (Dewey & LeBoeuf), holding positions of Partner, Chair of Global Project Finance and Chair of Africa Practice.

Tato earned his B.A. from Columbia College, M.A. from Columbia University and J.D. from New York University School of Law.

Kenneth Young has served as Chief Executive Officer of Babcock & Wilcox (B&W) since November 2018 and Chairman since September 2020, has more than 30 years of operational, executive and director experience, primarily within the energy, communications and finance industries, on a global basis. He currently serves as President of B. Riley Financial, Inc., and Chief Executive Officer for B. Riley Principal Investments, a wholly owned subsidiary of B. Riley Financial.

Before joining B. Riley, he held executive leadership positions with Lightbridge Communications Corporation (LCC), which was the largest independent telecom construction and services company in the world and a recognized leader in providing network services. Initially serving as President and Chief Operating Officer of the Americas for LCC, he was named President and CEO in 2008, serving in that position until he led the company’s sale in 2015. Under his leadership, LCC’s revenues grew more than 200 percent and the company expanded its geographical presence into more than 50 countries. Prior to joining LCC, Young was Chief Marketing and Operations Officer with Liberty Media’s TruePosition and held various senior executive positions with multiple corporations, including Cingular Wireless, SBC Wireless, Southwestern Bell Telephone and AT&T as part of his 16-year tenure within the now-combined AT&T Corporation.

Young holds a Bachelor of Science in Computer Science from Graceland University and a Master of Business Administration from the University of Southern Illinois.Young has previously served on seven public company boards and is currently a member of the Board of Directors for Sonim Technologies NASDAQ: (SONM) and B. Riley Principal Merger Corp. II NYSE: (BMRG).

Conference Call Information

B&W plans to host a conference call today, Thursday, September 3, 2020 at 10 a.m. E.T. to discuss the Company’s Board changes and provide an operational update. The listen-only audio of the conference call will be broadcast live via the Internet on B&W’s Investor Relations site. The dial-in number for participants in the U.S. is (833) 227-5843; the dial-in number for participants outside the U.S. is (647) 689-4070. The conference ID for all participants is 8117968. A replay of this conference call will remain accessible in the investor relations section of the Company's website for a limited time.

Forward-Looking Statements

B&W cautions that this release contains forward-looking statements, including, without limitation, statements relating to expectations regarding future growth, expansion and profitability, as well as statements about B&W’s future pipeline of new projects and business within its new Renewable, Environmental and Thermal operating segments and their impact on future shareholder value. These forward-looking statements are based on management’s current expectations and involve a number of risks and uncertainties, including, among other things, the impact of COVID-19 on us, the capital markets and the global economic climate generally; our recognition of any asset impairments as a result of any decline in the value of our assets or our efforts to dispose of any assets in the future; our ability to obtain and maintain sufficient financing to provide liquidity to meet our business objectives, surety bonds, letters of credit and similar financing; our ability to comply with the requirements of, and to service the indebtedness under, our credit agreement as amended and restated; our ability to obtain waivers of required pension contributions; the highly competitive nature of our businesses and our ability to win work, including identified project opportunities in our pipeline; general economic and business conditions, including changes in interest rates and currency exchange rates; cancellations of and adjustments to backlog and the resulting impact from using backlog as an indicator of future earnings; our ability to perform contracts on time and on budget, in accordance with the schedules and terms established by applicable contracts with customers; failure by third-party subcontractors, partners or suppliers to perform their obligations on time and as specified; our ability to successfully resolve claims by vendors for goods and services provided and claims by customers for items under warranty; our ability to realize anticipated operational and strategic benefits from our new board members and new market-focused initiatives; our ability to successfully address productivity and schedule issues in fulfilling our customer agreements, including the ability to complete our EPC projects and other loss projects within the expected time frame and the estimated costs; our ability to successfully partner with third parties to win and execute new contracts; changes in our effective tax rate and tax positions, including any limitation on our ability to use our net operating loss carryforwards and other tax assets; our ability to maintain operational support for our information systems against service outages and data corruption, as well as protection against cyber-based network security breaches and theft of data; our ability to protect our intellectual property and renew licenses to use intellectual property of third parties; our use of the percentage-of-completion method of accounting to recognize revenue over time; our ability to successfully manage research and development projects and costs, including our efforts to successfully develop and commercialize new technologies and products; the operating risks normally incident to our lines of business, including professional liability, product liability, warranty and other claims against us; changes in, or our failure or inability to comply with, laws and government regulations; actual or anticipated changes in governmental regulation, including trade and tariff policies; difficulties we may encounter in obtaining regulatory or other necessary permits or approvals; changes in, and liabilities relating to, existing or future environmental regulatory matters; changes in actuarial assumptions and market fluctuations that affect our net pension liabilities and income; potential violations of the Foreign Corrupt Practices Act; our ability to successfully compete with current and future competitors; the loss of key personnel and the continued availability of qualified personnel; our ability to negotiate and maintain good relationships with labor unions; changes in pension and medical expenses associated with our retirement benefit programs; social, political, competitive and economic situations in foreign countries where we do business or seek new business; the possibilities of war, other armed conflicts or terrorist attacks; the willingness of customers and suppliers to continue to do business with us on reasonable terms and conditions; our ability to successfully consummate strategic alternatives for non-core assets, if we determine to pursue them; the impact of the upcoming U.S. Presidential and Congressional elections; and the other factors specified and set forth under "Risk Factors" in our periodic reports filed with the Securities and Exchange Commission, including our most recent annual report on Form 10-K and our quarterly report on Form 10-Q for the quarter ended June 30, 2020. The Company cautions not to place undue reliance on these forward-looking statements, which speak only as of the date of this report, and the Company undertakes no obligation to update or revise any forward-looking statement, except to the extent required by applicable law.

About B&W Enterprises
Headquartered in Akron, Ohio, Babcock & Wilcox Enterprises is a global leader in energy and environmental technologies and services for the power and industrial markets. Follow us on Twitter @BabcockWilcox and learn more at www.babcock.com.

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Investor Contact:	Media Contact:
Megan Wilson	Ryan Cornell
Vice President, Corporate Development & Investor Relations	Public Relations
Babcock & Wilcox Enterprises	Babcock & Wilcox Enterprises
704.625.4944 | investors@babcock.com	330.860.1345 | rscornell@babcock.com